EXHIBIT 99.1

KaloBios Announces Fiscal Year 2012 Financial Results

Financial Highlights ($ in millions, except per share data, unaudited)

	FY 2012	FY 2011	Percent Change
Contract Revenue	$6.1	$20.3	-70%
Research & Development Expense	24.5	18.5	32%
General & Administrative Expense	5.1	4.0	28%
GAAP Net Loss	(23.5)	(2.2)	100%+
GAAP Net Loss per Share (basic and diluted)	$(11.22)	$(1.15)	100%+
Cash, cash equivalents and marketable securities	$20.3	$17.8	14%

SOUTH SAN FRANCISCO, CA (March 27, 2013): KaloBios Pharmaceuticals, Inc. (Nasdaq:KBIO) today announced financial results for fiscal year 2012.

GAAP net loss for the year ended December 31, 2012 was $23.5 million ($11.22 per share) compared to GAAP net loss of $2.2 million ($1.15 per share) for the year ended December 31, 2011.

Contract Revenue was $6.1 million for the fiscal year 2012 compared to $20.3 million for 2011. The decrease in contract revenues was due to the completion of all substantive performance obligations related to research support activities under our agreement with Sanofi Pasteur (Sanofi), the vaccines division of Sanofi Group.

Research and Development (R&D) expenses were $24.5 million for the fiscal year 2012 compared to $18.5M in 2011. R&D expense increased during 2012 due to increased clinical trial activity compared with the prior period. General and administrative (G&A) expenses were $5.1 million for the fiscal year 2012 compared to $4.0M in 2011. G&A expense increased in 2012 due to higher legal, accounting and consulting costs. We expect operating expenses to continue to increase during 2013 as we further develop our clinical programs and incur expenses associated with being a public company.

As of December 31, 2012, KaloBios had cash, cash equivalents and marketable securities totaling $20.3 million, compared to $17.8 million at December 31, 2011. On a pro-forma basis at December 31, 2012, including the net proceeds of our initial public offering completed in the first quarter of 2013, the cash, cash equivalent and marketable securities was approximately $83.8M.

“KaloBios ended 2012 with a strong, differentiated clinical pipeline marked by three first-in-class, patient-targeted therapies for severe asthma, Pseudomonas infections associated with cystic fibrosis and pneumonia, and hematologic malignancies,” said David Pritchard, KaloBios’ President and Chief Executive Officer. “We continue to move forward aggressively to complete enrollment in the ongoing Phase 2 KB003 asthma study, our Phase 2 KB001-A cystic fibrosis (CF) study and our Phase 1 KB004 hematologic malignancy study.”

Anticipated Upcoming Milestones for 2013-2014

2Q 2013:	File for Orphan Drug Status in the USA and European Union for KB001-A in CF

3Q 2013:	Full recruitment of the KB003 asthma study

3Q 2013:	Initiation of the expansion phase of the KB004 study in AML with EphA3 diagnostic test

4Q 2013:	Full recruitment of the KB001-A CF study

1Q 2014	Initiation of Phase 2 KB004 study in at least one new indication

1Q 2014:	Top line KB003 Phase 2 asthma study results

2Q 2014:	Top line KB001-A CF study results

3Q/4Q 2014:	Initiation of Sanofi Phase 2b study for prevention of ventilator-associated pneumonia (VAP)

4Q 2014:	Completion of enrollment in at least one hematologic malignancy indication in the expansion phase of KB004

About KaloBios

KaloBios Pharmaceuticals, Inc. is developing a portfolio of proprietary, patient-targeted, first-in-class monoclonal antibodies (mAbs) designed to significantly improve the lives of seriously ill patients with difficult-to-treat diseases.

Currently, KaloBios has three drug development programs:

•

KB003, an anti-GM-CSF mAb with potential to treat inflammatory diseases, is being developed for the treatment of severe asthma and is currently enrolling patients in a 150 patient Phase 2 study in the United States, Europe and Australia.

•

KB001-A, an anti-PcrV mAb fragment, is partnered exclusively with Sanofi and is being developed for the prevention and treatment of Pseudomonas aeruginosa (Pa) infection. KaloBios has retained rights for the cystic fibrosis (CF) indication and has initiated a 180 patient Phase 2 study in CF subjects with chronic Pa infection in the United States. Sanofi is pursuing a ventilator associated pneumonia prevention indication in the intensive care setting.

•	KB004, an anti-EphA3 mAb, has potential in treating hematologic malignancies and solid tumors. KaloBios is currently testing this drug in a Phase 1 study in subjects with hematologic malignancies.

All of the company’s antibodies were generated using its proprietary Humaneered® technology, a method that converts nonhuman antibodies (typically mouse) into recombinant antibodies that have a high binding affinity to their target and are designed for chronic therapeutic use. The company believes that antibodies produced using its Humaneered® technology offer important clinical and economic advantages over antibodies generated by other methods in terms of high binding affinity, high manufacturing yields, and minimal to no immunogenicity (inappropriate immune response) upon repeat administration in humans.

For more information on KaloBios Pharmaceuticals, please visit our web site at http://www.kalobios.com.

Safe Harbor Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: statements related to our 2013 operating expenses; the statements under the heading “Anticipated Upcoming Milestones for 2013-2014”; and statements regarding the company’s clinical development of KB001-A, KB003 and KB004. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the company’s limited cash reserves and its ability to obtain additional capital on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that the company has initiated or plans to initiate; the company’s dependence on Sanofi Pasteur for the development and commercialization of KB001-A; the company’s ability to successfully complete further development of its programs; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; the company’s ability to protect the company’s intellectual property; competition; changes in the regulatory landscape or the imposition of regulations that affect the company’s products; and other factors listed under “Risk Factors” in the company’s Form S-1 filed with the Securities and Exchange Commission on January 30, 2013 and the company’s other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The company has no obligation, and expressly disclaims any obligation to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Jeffrey H. Cooper

Chief Financial Officer

KaloBios Pharmaceuticals, Inc.

(650) 243-3146

ir@kalobios.com

Media Contact:

Joan E. Kureczka

Kureczka/Martin Associates

Tel: (415) 821-2413

Mobile: (415) 690-0210

Joan@Kureczka-Martin.com

---- Tables to Follow --

Consolidated Balance Sheets

December 31, 2012 and 2011

(in thousands, except share and per share information)

	December 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,947	$3,338
Marketable securities	9,351	14,509
Contract receivables	87	177
Prepaid expenses and other current assets	871	580

Total current assets	21,256	18,604
Restricted cash	205	205
Property and equipment, net	230	427
Deferred offering costs	2,803	—
Intangible and other assets	45	111

Total assets	$24,539	$19,347

Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$2,448	$266
Accrued compensation	628	832
Deferred revenue, short—term	—	5,630
Deferred rent, short—term	101	53
Accrued research and clinical liabilities	3,538	1,079
Other accrued liabilities	502	248

Total current liabilities	7,217	8,108
Deferred rent, long-term	62	163
Notes payable	9,826	—
Other liabilities, long-term	355	243

Total liabilities	17,460	8,514
Convertible preferred stock, $0.001 par value: 60,152,555 shares and 39,108,536 shares authorized at December 31, 2012, and 2011, respectively; 12,329,330 shares and 10,657,030 shares issued and outstanding at December 31, 2012, and 2011, respectively; aggregate liquidation preference of $105,512 at December 31, 2012	102,023	83,178
Stockholders’ deficit:
Common stock, $0.001 par value: 80,000,000 shares 60,000,000 shares authorized at December 31, 2012, and 2011, respectively; 2,186,695 and 1,986,431 shares issued and outstanding at December 31, 2012, and 2011, respectively	2	2
Additional paid-in capital	3,317	2,412
Accumulated other comprehensive income (loss)	4	(1)
Accumulated deficit	(98,267)	(74,758)

Total stockholders’ deficit	(94,944)	(72,345)

Total liabilities, convertible preferred stock and stockholders’ deficit	$24,539	$19,347

Consolidated Statements of Operations

Year Ended December 31, 2012 and 2011

(in thousands, except share and per share information)

(Unaudited)

	Year Ended December 31,
	2012	2011
Contract revenue	$6,098	$20,255
Operating expenses:
Research and development	24,519	18,512
General and administrative	5,061	4,010

Total operating expenses	29,580	22,522

Loss from operations	(23,482)	(2,267)
Other income (expense):
Interest income (expense), net	(140)	43
Other income (expense), net	113	(8)

Net loss	$(23,509)	$(2,232)

Basic and diluted net loss per common share	$(11.22)	$(1.15)

Weighted average common shares outstanding used to calculate basic and diluted net loss per common share	2,095,950	1,933,672

Stock based Compensation Expense

Year Ended December 31, 2012 and 2011

(in thousands)

(Unaudited)

Total stock-based compensation expense included in the consolidated statements of operations is as follows:

	Year Ended December 31,
	2012	2011
Research and development	$398	$128
General and administrative	423	93

Total stock-based compensation expense	$821	$221